United states
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NSM HOLDINGS, INC.
(Name of Small Business Issuer in its charter)

Incorporated in the State of Delaware (State or other jurisdiction of incorporation or organization)	98-0425713 (I.R.S. Employer Identification No.)
Suite 1106, 1200 West 73rd Avenue, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6P 6G5 (Zip Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class To be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.[ x ]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-120993.

Securities to be registered pursuant to Section 12(g) of the Act:

shares of common stock - $0.001 par value
(Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in NSM’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-120993) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from NSM’s Form SB-2/A Registration Statement filed with the Securities and Exchange Commission (SEC file #333-120993) on April 12, 2005. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

(a) Index to and Description of Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation for NSM Holdings, Inc., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.
3.2	By-laws of NSM Holdings, Inc., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.
3.3	Certificate of Incorporation for Northern Star Distributors Ltd., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.
3.4	Notice of Articles for Northern Star Distributors Ltd., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.
3.5	Articles of Northern Star Distributors Ltd., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.
10.1

Asset Purchase Agreement dated April 30, 2004, between Northern Star Distributors Ltd. and Hansa Capital Corp., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference.

10.2
Sublease dated April 1, 2004, between David Higano and Northern Star Distributors Ltd., filed as an Exhibit to NSM’s registration statement on Form SB-2/A filed on April 12, 2005, and incorporated herein by reference

Signature

In accordance with Section 12 of the Securities and Exchange Act of 1934, NSM Holdings, Inc. duly caused this report to be signed on its behalf by the undersigned duly authorized person.

NSM HOLDINGS, INC.
By: /s/ Zuber Jamal
Name:  Zuber Jamal
Title: Director, CEO and CFO
Dated: October 13, 2005

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